EXHIBIT 99.1

Cortland Bancorp Earns $4.4 Million for Full Year 2017, Following DTA Adjustment; Raises Quarterly Cash Dividend 38% to $0.11 per Share

CORTLAND, Ohio, Jan. 29, 2018 (GLOBE NEWSWIRE) -- Cortland Bancorp (OTCQB:CLDB), the holding company for Cortland Savings and Banking Company, today reported net income of $21,000, or $0.01 per share, for the fourth quarter of 2017, after recording a tax reform write-down in its deferred tax asset value (“DTA”) of $1.2 million, or $0.28 per share.  For the year ended December 31, 2017, excluding the $1.2 million one-time DTA adjustment, normalized earnings improved 15% to $5.6 million, or $1.27 per share for full year 2017, and likewise improved 11% to $1.3 million for fourth quarter 2017.

As a result of the Tax Cuts and Jobs Act of 2017, enacted into law on December 22, 2017, generally accepted accounting principles require deferred tax assets on corporate balance sheets be revalued to reflect the net present value of the future tax benefits based at the new 21% top rate, which replaces the 35% top rate.

“Despite the one-time tax expense adjustment associated with the DTA write-down, we delivered solid earnings both for the fourth quarter and the full year of 2017, driven by robust loan growth, an improving net interest margin and strong net interest income generation,” said James Gasior, President and Chief Executive Officer. “Going forward, we expect to continue to gain traction from the expansion into the Cleveland-Akron-Canton markets.  Additionally, as a result of the lower federal tax rate, we anticipate making additional investments to drive organic growth, which will further boost earnings momentum and ultimately create added value for our customers, employees and shareholders.  Today, we raised our dividend 38% to $0.11 per share, in our continued efforts to enhance shareholder value.  We also initiated a share repurchase authorization replacing the share repurchase authorization, which expired on December 31, 2017.”

Fourth quarter 2017 Highlights (at, or for the period ended December 31, 2017):

  Earnings per share (“EPS”) on a normalized basis was $0.29 for the fourth quarter of 2017, compared to $0.26 EPS for the fourth quarter a year ago, and $0.49 EPS for the third quarter of 2017.  Normalized earnings (excluding the DTA adjustment) improved 15% to $5.6 million or $1.27 per share for full year 2017, and likewise improved 11% to $1.3 million for fourth quarter 2017.
  Net interest margin (“NIM”) improved by 7 basis points to 3.65% for the fourth quarter, compared to 3.58% for the fourth quarter a year ago, and expanded 4 basis points from 3.61% for the third quarter of 2017.  For the full year 2017, NIM was 3.59%, compared to 3.63% for twelve months ended 2016.
  Net interest income was $5.3 million for the fourth quarter of 2017, compared to $5.0 million for the fourth quarter a year ago, and $5.1 million on a linked quarter basis.  For the full year 2017, net interest income was $20.3 million, compared to $19.6 million for 2016.
  Non-interest income (excluding investment security gains and losses) was $964,000 for the fourth quarter of 2017, compared to $897,000 for the fourth quarter of 2016, and $2.2 million for the linked quarter.  For the year ended December 31, 2017, non-interest income increased 23% to $5.2 million, compared to $4.2 million for 2016.
  Total loans increased 16% to $487.5 million for the fourth quarter of 2017, compared to $419.8 million for the fourth quarter of 2016, and grew 18% from $411.4 million from the linked quarter.
    Mortgage originations totaled $14.1 million, generating gains on sale of mortgages of $243,000 in the fourth quarter of 2017, compared to $19.7 million in originations and $93,000 in gains in the fourth quarter of 2016.  For the full year 2017, mortgage originations were $51.7 million, versus $61.0 million generated in 2016.
  Total deposits grew 9% to $585.9 million at December 31, 2017, compared to $539.9 million at the end of the fourth quarter a year ago.
  Nonperforming assets declined to 0. 85% of total assets at December 31, 2017.
  The allowance for loan losses was 0.94% of total loans at December 31, 2017, compared to 1.16% a year earlier and 1.16% at September 30, 2017.
  Cortland Bancorp remained well capitalized with total risk-based capital to risk-weighted assets of 14.26%.
  The Company raised its quarterly cash dividend by 38% to $0.11 per share, payable on March 1, 2018, to shareholders of record at close of business day on February 8, 2018.

Operating Results

Net Interest Income
Net interest income increased 6% to $5.3 million for the fourth quarter of 2017, compared to $5.0 million for the fourth quarter of 2016, and grew 4% from $5.1 million on a linked quarter basis.  For the year ended December 31, 2017, net interest income increased 3% to $20.3 million over $19.6 million for 2016.

Net Interest Margin
The fully tax equivalent (“FTE”) net interest margin (“NIM”) was 3.65% for the fourth quarter of 2017, compared to 3.58% for the fourth quarter a year ago, and 3.61% for the third quarter of 2017, primarily due to the higher yields received on loans and investment securities.  NIM was 3.59% for the full year 2017, compared to 3.63% for the full year 2016.

Noninterest Income
Total noninterest income (excluding investment security gains and losses) was $964,000 for the fourth quarter of 2017, compared to $897,000 for the fourth quarter of 2016 and $2.2 million from the linked quarter.  Mortgage banking revenue continues to contribute to noninterest income along with deposit service fees. For the year ended 2017, noninterest income was $5.2 million compared to $4.2 million for 2016.

Operating Expenses

Non-interest expense was $4.6 million for the fourth quarter of 2017, compared to $4.5 million for the fourth quarter of 2016 and $4.7 million for the third quarter of 2017.  For the year ended 2017, non-interest expense was $18.6 million, compared to $18.2 million for 2016.

“We recently executed a workforce realignment, as a result of a comprehensive business review to increase operational efficiencies, improve financial performance and strengthen the Company’s value proposition,” said Gasior.  “Coupled with the mid-2017 branch consolidation and targeted expense reductions planned for 2018, the Company expects to significantly improve its efficiency ratio.”

The efficiency ratio for the fourth quarter of 2017 was 71.13%, compared to 73.13% for the fourth quarter a year earlier, and 70.71% for the third quarter of 2017.

Balance Sheet and Asset Quality

Total assets were $711.1 million at December 31, 2017, compared to $655.2 million at December 31, 2016, and $632.0 million at September 30, 2017.

Investment securities totaled $162.4 million at December 31, 2017, compared to $179.2 million at December 31, 2016, and $165.0 million on a linked quarter basis.  As of December 31, 2017, the securities portfolio was primarily comprised of high-grade mortgage-back securities issued by U.S. Government sponsored entities.  The balance in investment securities varies reflecting the need for liquidity and interest rate risk management.

Total loans increased 16% to $487.5 million at December 31, 2017, from $419.8 million at December 31, 2016, and grew 18% from $411.4 million, at September 30, 2017.  “Loan growth in the fourth quarter was robust, especially in the Cleveland market area,” said Gasior.  “Even discounting the temporary seasonal loans at year-end, loan growth was robust at 14% for the year and 8% for the quarter.”

The loan portfolio remains diversified and is comprised of both retail and business relationships with commercial real estate (CRE) loans accounting for 58%, of which 15% were owner-occupied.  Commercial loans accounted for 23% while residential 1-4 loans accounted for 13%.  Consumer and home equity loans accounted for 6% of total loans.  “Commercial real estate and business lending continues to remain the strongest drivers of our loan growth,” added Gasior.

Total deposits grew by $46.0 million, or 9%, to $585.9 million at December 31, 2017, from $539.9 million at December 31, 2016, and increased by $59.4 million, or 11% from $526.5 million at September 30, 2017.  Exclusive of temporary seasonal deposits at year-end, deposit growth was 3% for the quarter and 6.5% for the year.  Noninterest-bearing deposits accounted for 21% of total deposits; interest-bearing demand deposits accounted for 9%, while money market and savings accounted for 48% of total deposits.  Certificates of deposits were 22% of the deposit mix.

“Asset quality improved, with nonperforming assets (NPAs) declining significantly from the fourth quarter a year ago,” said Gasior.  At December 31, 2017, NPAs totaled $6.0 million, down $3.1 million, or 34%, compared to $9.1 million at December 31, 2016, and declined $156,000, or 2%, from $6.2 million, at September 30, 2017.  NPAs as a percentage of total assets was 0.85%, at December 31, 2017, compared to 1.39% of total assets at December 31, 2016, and 0.98% of total assets, at September 30, 2017.  Nonperforming loans also declined to $5.1 million at December 31, 2017, compared to $8.3 million a year earlier and $5.3 million, at September 30, 2017.

Nonaccrual loans declined to $882,000 at December 31, 2017, compared to $2.8 million one year earlier, and $1.2 million at September 30, 2017.  Performing restructured loans, that were not included in nonaccrual loans at the end of the fourth quarter of 2017, totaled $4.2 million, compared to $5.5 million at December 31, 2016, and $4.1 million at September 30, 2017.  Borrowers who are in financial difficulty and who have been granted concessions that may include interest rate reductions, term extensions, or payment alterations are categorized as restructured loans.

The allowance for loan losses (“ALL”) was 0.94% of total loans at December 31, 2017, compared to 1.16% at December 31, 2016, and 1.16% at September 30, 2017.

The ALL to total nonperforming loans was 90%, unchanged from the linked quarter and up compared to 59% a year earlier.  The ALL was considered adequate and no provision for loan losses was recorded for the fourth quarter of 2017.  A provision for loan losses for $100,000 was recorded in the third quarter of 2017.

Capital

Cortland Bancorp continues to remain well capitalized under all regulatory measures, with capital ratios exceeding the statutory well-capitalized thresholds by an ample margin.  For the quarter ended December 31, 2017, capital ratios were as follows:

Ratio	Cortland Bancorp	Bank	Well-capitalized Minimum
Tier 1 leverage ratio	10.77%	9.25%	5.00%
Tier 1 risk-based capital ratio	13.35%	11.75%	8.00%
Total risk-based capital ratio	14.26%	13.84%	10.00%

About Cortland Bancorp –

Cortland Bancorp is a financial holding company headquartered in Cortland, Ohio.  Founded in 1892, the bank subsidiary, The Cortland Savings and Banking Company conducts business through thirteen full-service community banking offices located in the counties of Trumbull, Mahoning, Portage, Ashtabula, and Summit in Northeastern Ohio and two financial services centers, in Beachwood and Fairlawn, Ohio.  For additional information about Cortland Bank visit http://www.cortlandbank.com.

Forward Looking Statement

This release may contain “forward-looking statements” that are subject to risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Cortland Bancorp or management, are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements. These risks and uncertainties include our ability to maintain or expand our market share or net interest margins, and to implement our marketing and growth strategies. Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy, as those factors relate to our cost of funds and return on assets. In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates. Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in our other filings with the SEC. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations.

SELECTED FINANCIAL DATA
(In thousands of dollars, except for ratios and per share amounts)
Unaudited
	Three Months Ended					Twelve Months Ended
	Dec. 31, 2017	Dec. 31, 2016	Var %	Sept. 30, 2017	Var %	Dec. 31, 2017	Dec. 31, 2016	Var %
SUMMARY OF OPERATIONS
Interest income	$6,129	$5,762	6%	$5,862	5%	$23,492	$22,555	4%
Interest expense	(848)	(764)	11	(800)	6	(3,190)	(2,918)	9
Net interest income	5,281	4,998	6	5,062	4	20,302	19,637	3
Provision for loan losses	—	—	—	(100)	(100)	(100)	(50)	100
NII after loss provision	5,281	4,998	6	4,962	6	20,202	19,587	3
Investment security (losses) gains	(17)	8	(313)	(7)	143	7	419	(98)
Non-interest income	964	897	7	2,194	(56)	5,159	4,178	23
Non-interest expense	(4,603)	(4,489)	3	(4,665)	(1)	(18,601)	(18,186)	2
Income before tax	1,625	1,414	15	2,484	(35)	6,767	5,998	13
Federal income tax expense	1,604	273	488	337	376	2,417	1,127	114
Net income	$21	$1,141	(98)%	$2,147	(99)%	$4,350	$4,871	(11)%

PER COMMON SHARE DATA
Number of shares outstanding (000s)	4,420	4,420	—%	4,423	—%	4,420	4,420	—%
Earnings per share, basic and diluted	$0.01	$0.26	(96)	$0.49	(98)	$0.99	$1.11	(11)
Dividends per share	0.08	0.07	14	0.08	—	0.39	0.28	39
Market value	20.50	17.50	17	19.25	6	20.50	17.50	17
Book value	13.94	13.05	7	13.96	—	13.94	13.05	7
Market value to book value	147.06%	134.10%	10	137.89%	7	147.06%	134.10%	10

BALANCE SHEET DATA
Assets	$711,101	$655,184	9%	$631,984	13%	$711,101	$655,184	9%
Investments securities	162,422	179,219	(9)	165,049	(2)	162,422	179,219	(9)
Total loans	487,490	419,768	16	411,417	18	487,490	419,768	16
Total deposits	585,851	539,850	9	526,484	11	585,851	539,850	9
Borrowings	53,833	48,357	11	33,620	60	53,833	48,357	11
Shareholders’ equity	61,630	57,670	7	61,734	—	61,630	57,670	7

AVERAGE BALANCE SHEET DATA
Average assets	$648,887	$625,827	4%	$631,727	3%	$636,915	$608,298	5%
Average total loans	427,452	390,496	9	407,371	5	412,450	385,667	7
Average total deposits	537,587	512,377	5	525,279	2	527,653	496,917	6
Average shareholders' equity	62,343	59,325	5	60,690	3	59,998	58,923	2

ASSET QUALITY RATIOS
Net (charge-offs) recoveries	$(199)	$(47)	(323)%	$(153)	30%	$(390)	$(376)	4%
Net (charge-offs) recoveries to average loans	(0.19)%	(0.05)%	(280)	(0.15)%	27	(0.09)%	(0.10)%	(10)
Non-performing loans as a % of loans	1.05	1.97	(47)	1.30	(19)	1.05	1.97	(47)
Non-performing assets as a % of assets	0.85	1.39	(39)	0.98	(13)	0.85	1.39	(39)
Allowance for loan losses as a % of total loans	0.94	1.16	(19)	1.16	(19)	0.94	1.16	(19)
Allowance for loan losses as a % of non-performing loans	89.52	58.75	52	89.66	—	89.52	58.75	52

FINANCIAL RATIOS\STATISTICS
Return on average equity	0.13%	7.69%	(98)%	14.15%	(99)%	7.25%	8.27%	(12)%
Return on average assets	0.01	0.73	(99)	1.36	(99)	0.68	0.80	(15)
Net interest margin	3.65	3.58	2	3.61	1	3.59	3.63	(1)
Efficiency ratio	71.13	73.13	(3)	70.71	1	72.92	72.65	—
Average number of employees (FTE)	158	165	(4)	161	(2)	160	163	(2)

CAPITAL RATIOS
Tier 1 leverage ratio
Company	10.77%	10.46%	3%	10.82%	—%	10.77%	10.46%	3%
Bank	9.25	9.10	2	9.49	(3)	9.25	9.10	2
Common equity tier 1 ratio
Company	12.37	12.97	(5)	12.82	(4)	12.37	12.97	(5)
Bank	11.75	12.23	(4)	12.15	(3)	11.75	12.23	(4)
Tier 1 risk-based capital ratio
Company	13.35	14.04	(5)	13.83	(3)	13.35	14.04	(5)
Bank	11.75	12.23	(4)	12.15	(3)	11.75	12.23	(4)
Total risk-based capital ratio
Company	14.26	15.10	(6)	14.81	(4)	14.26	15.10	(6)
Bank	13.84	14.59	(5)	14.35	(4)	13.84	14.59	(5)

CONTACT:

James M. Gasior, President & CEO
(330) 282-4111

The Cereghino Group
IR CONTACT: 206-388-5785